Exhibit 99.1

WABCO Reports Q3 2018 Results; Continues to Outperform Global Commercial Vehicle Market; Delivers Solid EPS Growth; Raises EPS Guidance for 2018

•	Q3 2018 sales of $914.8 million, up 10.5 percent from a year ago and up 13.4 percent in local currencies

•	Q3 2018 reported operating margin of 11.7 percent up from 11.3 percent a year ago; performance Q3 2018 operating margin of 12.8 percent versus 14.5 percent a year ago

•	In Q3 2018, WABCO strongly converted income into cash, resulting in net cash from operating activities of $134.4 million up 59.8 percent from $84.1 million a year ago

•	Q3 2018 reported diluted EPS of $1.41, up 8.5 percent from $1.30 a year ago; performance Q3 2018 diluted EPS of $1.78, up 4.1 percent from $1.71 a year ago

•

Updates sales guidance for full year 2018 to now range from $3,850 million to $3,900 million versus previous guidance from $3,850 million to $3,950, primarily driven by foreign exchange assumptions; in local currencies, sales growth to now range from 14.0% to 16.0% versus previous guidance from 13.0% to 16.0%

•

Updates operating margin guidance for full year 2018 to now range from 13.5% to 13.7% versus previous guidance from 13.6% to 14.0%, performance operating margin guidance to now range from 14.2% to 14.4% versus previous guidance from 14.3% to 14.7%

•

Updates diluted EPS guidance for full year 2018 to now range from $7.20 to $7.40 versus previous guidance from $7.10 to $7.40; performance full year 2018 diluted EPS to now range from $7.65 to $7.85 versus previous guidance from $7.45 to $7.75

BRUSSELS, Belgium, October 18, 2018 – WABCO Holdings Inc. (NYSE: WBC), the leading global supplier of braking control systems and other advanced technologies that improve the safety, efficiency and connectivity of commercial vehicles, today reported Q3 2018 results.

U.S. Dollars in millions except EPS or otherwise indicated	Q3 2018	Q3 2017
Sales	$914.8	$827.8
Sales change – in U.S. Dollars year on year	Up 10.5%	—
Sales change – in local currencies year on year	Up 13.4%	—
Operating Income – Reported	$107.0	$93.2
Operating Income – Performance	$117.1	$120.0
Operating Margin – Reported	11.7%	11.3%
Operating Margin – Performance	12.8%	14.5%
Net Income Attributable to the Company – Reported	$74.5	$69.8
Net Income Attributable to the Company – Performance	$94.1	$92.0
Diluted EPS – Reported	$1.41	$1.30
Diluted EPS – Performance	$1.78	$1.71

“In Q3 2018, global truck and bus production declined by 8 percent year-over-year driven by a drop of 27 percent in China, partially offset by further market growth in the Americas and India. In this environment, WABCO continued to outperform the commercial vehicle industry and achieved $915 million in sales, an increase of 10.5 percent from a year ago and up 13.4 percent in local currencies,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer.

WABCO’s Operating System, the company’s globally standardized management environment, delivered $16.6 million of net materials and conversion productivity representing 3.8 percent of gross materials productivity and 7.7 percent of conversion productivity.

“WABCO delivered performance operating income of $117 million in line with the previous year at equal exchange rates only partially mitigating headwinds related to the continued supply chain constraints within certain areas of the industry, raw material cost inflation, as well as increased engineering expenses,” added Esculier.

Subsequent to quarter end, WABCO has been notified of a favorable arbitration settlement that reduces WABCO’s 2018 full year performance tax rate to 17.1 percent and to 10.0 percent for the third quarter.

“In this challenging global market environment, WABCO delivered solid performance EPS growth of 4 percent and strongly converted income into cash, resulting in net cash from operating activities of $134 million, up almost 60 percent compared with the third quarter of 2017,” said Esculier.

WABCO Share Buyback Program

During the third quarter of 2018 WABCO repurchased 740,490 shares for $90.2 million through its share buyback program. Between June 2011 and September 30, 2018, WABCO has repurchased 20,998,402 shares for $1,801.1 million in open market transactions. This includes the repurchase of shares during 2018 for a total of $210.1 million, as at September 30, 2018. WABCO intends to repurchase shares up to a total of $300 million during 2018, subject to market conditions and applicable regulatory requirements.

Recent WABCO Highlights

In September 2018, in Hanover, Germany, WABCO showcased its newest suite of industry-leading technologies at IAA Commercial Vehicles 2018 (IAA), the industry’s most global trade show. Under its new ‘Mobilizing Vehicle Intelligence’ brand promise, WABCO powerfully demonstrated how it is enabling original equipment manufacturers and fleet operators to enhance their strategies for differentiation as the industry advances toward increasingly autonomous, connected and electric vehicles. What follows are some of the key announcements made in Q3 2108, primarily at IAA:

WABCO announced its first simultaneous release of a full range of new generation of high-performance single-piston MAXX™ air disc brakes (ADB) for trucks, buses and trailers world-wide. With over six million single-piston ADB systems sold, including more than one million systems proven in the field for heavy-duty applications, WABCO is the well-established global market leader for this advanced technology. Designed to further increase its market penetration, WABCO’s fifth generation range of single-piston ADB technology is suitable for all types of light, medium and heavy-duty vehicles. Superbly engineered, MAXX’s new lighter weight, high-performance and low drag-torque design further boosts fuel efficiency and enables increased transport payloads.

WABCO disclosed that it has signed an agreement for 60 percent of a new joint venture for vehicle control systems with FAW Jiefang Automotive Company, an innovative and market-leading Chinese commercial vehicle manufacturer, initially focusing on accelerating WABCO’s single-piston ADB technology leadership in China. The joint venture will commence with the manufacture of WABCO’s advanced MAXX single-piston ADB from 2019.

WABCO announced that it has extended its global leadership for truck, bus and trailer braking control systems with multiple new and long-term agreement extensions, valued at more than $660 million, across Europe, the U.S. and Asia-Pacific. Building on WABCO’s track-record of innovating and globalizing advanced anti-lock braking systems (ABS) and electronic braking systems (EBS), including its award-winning modular braking system platform (mBSP™), these agreements represent the latest industry endorsements of WABCO’s leadership in braking system platforms.

WABCO announced that it will launch the industry’s first global modular braking platform covering all types of trailers. This latest breakthrough in trailer braking systems design furthers WABCO’s worldwide leadership in intelligent trailer technologies by offering trailer builders and commercial fleets the industry’s most comprehensive portfolio of safety and efficiency functions specifically for trailers. It provides the foundation for WABCO’s new generation Trailer Anti-Lock Braking System (iABS™) and Electronic Braking System (iEBS™). It also features simplified interchange between iABS and iEBS, enhances trailer system functionality and supports the globalization strategies of trailer manufacturers due to increased standardization and modularity.

Presenting a range of the latest functionalities added to its industry-leading suite of OnGuard™ collision mitigation systems (CMS) at IAA, WABCO announced that it has furthered its market leadership while innovating advanced driver assistance systems (ADAS) technology with IVECO. IVECO is collaborating with WABCO to enhance the safety, efficiency and market competitiveness of its Stralis and Eurocargo trucks having applied its most advanced OnGuardACTIVE™ and OnGuardMAX™ Autonomous Emergency Braking System (AEBS) solutions, as well as a wide portfolio of additional WABCO safety technologies including ESCsmartTM electronic stability control (ESC) and braking systems.

WABCO disclosed that it is working with qualified technology partners to develop a gateway for Level 1 to 3 autonomous driving, including applications that will connect to and be interoperable with WABCO’s vehicle dynamics control systems. WABCO’s Autonomous Driving Open Platform Technology (ADOPT™), will be piloted in China where numerous technology startups are already working to develop applications to help advance autonomous driving. ADOPT will allow these startups to more easily connect into the distinctive requirements of the commercial vehicle world.

WABCO announced its collaboration with Baidu to develop a best-in-class, cost-effective and highly standardized suite of solutions to enable Level 4 and 5 autonomous driving in hub-to-hub highway applications for commercial vehicles. This will be a cornerstone of an open platform allowing OEMs and fleets to utilize WABCO’s and Baidu’s core safety and AI technologies while providing them an opportunity to develop customized, differentiated solutions. Baidu will bring the power of Apollo, its open autonomous driving software platform, proven in the passenger car segment, while WABCO will provide access to the ADOPT ecosystem.

WABCO disclosed that it has signed a Memorandum of Understanding with Valeo, an automotive technology leader at the center of several automotive industry innovations. Within the scope of this agreement, the parties intend to develop sensor technologies helping pave the way for Valeo to supply WABCO with advanced short and mid-range sensors, including 77GHz radar and solid-state LiDAR, to develop and industrialize the next generation of ADAS, among the key building blocks for vehicle autonomy.

WABCO announced that it has joined the ENSEMBLE consortium, co-funded by the European Union, to develop advanced safety technologies for multi-brand platooning on roads in Europe. This, in addition to WABCO’s close collaboration on the platooning programs of two global original equipment manufacturers, headquartered in Europe, marks another industry milestone toward autonomous driving for commercial vehicles on highways.

WABCO disclosed that it has signed a Memorandum of Understanding with Nidec Motor Corporation (Nidec), a subsidiary of Nidec Corporation, the world’s number one Comprehensive Motor Manufacturer, to define, develop, manufacture and commercialize fully integrated electric drivetrain and brake control solutions for longitudinal control of commercial vehicles. Developing a fully integrated, electric drive train solution by combining WABCO’s industry leading vehicle dynamics and controls with Nidec’s leading edge motors and inverter technologies will enable breakthrough efficiencies across all operating modes for fully electric operated buses, trucks and trailers.

WABCO presented a prototype of its first electric trailer developed to maximize operating efficiency and lower fuel consumption. WABCO’s new electric trailer equipped with an electric motor and its associated control system – named eTrailer – marks the company’s first prototype that uniquely connects truck and trailer vehicle controls and uses an intelligent electric motor control to recuperate electric energy during braking, which can then be reutilized to power the vehicle’s traction or to operate onboard electric auxiliaries. Furthermore, commercial fleet operators that connect eTrailer to a truck equipped with WABCO’s intelligent braking and stability control systems will further enhance the operating efficiency of the truck-trailer combination. WABCO estimates that its eTrailer could deliver fuel savings up to 20 percent on short haul routes and up to 10 percent for long hauls in a truck-trailer combination.

WABCO announced that it has signed a strategic agreement with RIO, the groundbreaking digital brand of the newly renamed TRATON GROUP, a global commercial vehicle manufacturer. RIO will leverage WABCO’s advanced Fleet Management Solutions (FMS) within its fast-growing cloud-based connectivity environment to support the European logistics industry. This important agreement extends WABCO’s FMS portfolio into a fully digital, cloud-based open platform for freight transport supporting all brands of truck.

WABCO unveiled a series of new technologies specifically developed to improve overall fleet productivity including TX-TRAILERPULSETM – an innovative, cost-efficient trailer-specific telematics solution, TX-DIAGNOSTIXTM advanced FMS enabled remote diagnostics solution and TX-FUELCOMPASSTM ‘big-data’ enabled telematics solution which monitors fuel consumption and provides best-cost-routing without the need to install a fuel sensor.

In August 2018, WABCO opened its new state-of-the-art Global Technology and Innovation Center in Hanover, Germany. Significantly expanding WABCO’s global product development and engineering capabilities, the nearly $30 million facility will play an important role in ensuring WABCO’s technology leadership is sustained through future generations of innovation.

WABCO Full Year 2018 Guidance

Based on its estimate of future economic and market conditions, WABCO updates its previously disclosed guidance for full year 2018.

Full Year 2018 Guidance
	Prior	Updated
Sales – in millions	$3,850 – $3,950 1 Euro = $1.189	$3,850 – $3,900 1 Euro = $1.187
Sales growth – in local currencies	13.0% – 16.0%	14.0% – 16.0%
Operating Margin – Reported	13.6% – 14.0%	13.5% – 13.7%
Operating Margin – Performance	14.3% – 14.7%	14.2% – 14.4%
Diluted EPS – Reported	$7.10 – $7.40	$7.20 – $7.40
Diluted EPS – Performance	$7.45 – $7.75	$7.65 – $7.85

“As we continue to address supply chain related constraints, our revised guidance confirms our commitment to again deliver solid market outperformance and healthy EPS growth for 2018,” said Esculier.

WABCO Conference Call Today

Jacques Esculier, Chairman and Chief Executive Officer, and Roberto Fioroni, Chief Financial Officer, will discuss WABCO’s results and outlook on a conference call at 9:00 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q3 2018 Results.”

The call is also accessible by telephone in listen only mode. The dial-in number is +1 408 940 3818 and the U.S. toll-free dial-in number is 877 844 0834. A replay of the call will be available from Noon Eastern Time on October 18 until Noon Eastern Time on October 25, 2018. The replay dial-in number is +1 404 537 3406 and the U.S. toll-free dial-in number is 855 859 2056. The Conference ID is 2196786.

About WABCO

WABCO (NYSE: WBC) is the leading global supplier of braking control systems and other advanced technologies that improve the safety, efficiency and connectivity of commercial vehicles. Originating from the Westinghouse Air Brake Company founded nearly 150 years ago, WABCO is powerfully “Mobilizing Vehicle Intelligence” to support the increasingly autonomous, connected and electric future of the commercial vehicle industry. WABCO continues to pioneer innovations to address key technology milestones in autonomous mobility and apply its extensive expertise to integrate the complex control and fail-safe systems required to efficiently and safely govern vehicle dynamics at every stage of a vehicle’s journey – on the highway, in the city and at the depot. Today, leading truck, bus and trailer brands worldwide rely on WABCO’s differentiating technologies. Powered by its vision for accident-free driving and greener transportation solutions, WABCO is also at the forefront of advanced fleet management systems and digital services that contribute to commercial fleet efficiency. In 2017, WABCO reported sales of $3.3 billion and has nearly 15,000 employees in 40 countries. For more information, visit www.wabco-auto.com and, for WABCO’s 2017 Annual Report, visit ar.wabco-auto.com.

WABCO Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, our ability to successfully integrate any acquired businesses or our acquired businesses not performing as planned, our ability to mitigate any tax risks, including, but not limited to, those risks associated with changes in legislation, tax audits and the loss of the benefits associated with our tax rulings and incentives in certain jurisdictions and the risk that we may need to increase our provisional charge relating to the transition tax under U.S. tax law, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q3 2018 results, several tables follow this news release. Sales, gross profit, operating expenses, and operating income, which are adjusted to exclude the effects of foreign exchange, as well as EBIT, are non-GAAP financial measures and are denoted by the word “adjusted” in the line item. Additionally, gross profit, operating expenses, operating income, operating margin, EBIT, tax rate, pre-tax income attributable to the company, net income attributable to the company, and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude items for separation, streamlining and acquisition, discrete and one-time tax items, and other items that management believes may mask the underlying operating results of the company, as applicable. These measures should be considered in addition to, not as a substitute for, GAAP measures. These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

WABCO Financial Attachment

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Three Months Ended September 30, 2018 Data Supplement Sheet

•	Nine Months Ended September 30, 2018 Data Supplement Sheet

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2018 Guidance

WABCO media, investors and analysts contact

Sean Deason, +1 248 270 9287, investorrelations@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in millions, except share and per share data)	2018	2017	2018	2017
Sales	$914.8	$827.8	$2,919.4	$2,370.1
Cost of sales	639.7	578.2	2,025.0	1,632.9

Gross profit	275.1	249.6	894.4	737.2

Operating expenses:
Selling and administrative expenses	116.5	107.5	349.0	298.6
Research, development and engineering expenses	49.5	35.9	147.7	113.8
Other operating expense/(income), net	2.1	13.0	(2.8)	14.7

Operating income	107.0	93.2	400.5	310.1

Equity (loss)/income of unconsolidated joint ventures, net	(0.1)	8.1	0.7	23.2
Other non-operating expense, net	(12.9)	(8.9)	(35.3)	(27.8)
Interest expense, net	(0.7)	(3.7)	(6.8)	(11.6)

Income before income taxes	93.3	88.7	359.1	293.9

Income tax expense	13.5	14.4	63.3	43.7

Net income including noncontrolling interests	79.8	74.3	295.8	250.2

Less: Net income attributable to noncontrolling interests	5.3	4.5	16.2	12.4

Net income attributable to Company	$74.5	$69.8	$279.6	$237.8

Net income attributable to Company per common share:
Basic	$1.42	$1.30	$5.25	$4.41
Diluted	$1.41	$1.30	$5.24	$4.39
Cash dividend per share of common stock	$—	$—	$—	$—

Weighted average common shares outstanding:
Basic	52,607,825	53,640,105	53,223,823	53,966,090
Diluted	52,773,998	53,866,533	53,403,774	54,187,499

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(Amounts in millions)	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$832.2	$1,141.5
Short-term investments	139.4	0.6
Accounts receivable, less allowance for doubtful accounts: $10.1 in 2018; $9.4 in 2017	652.0	669.2
Inventories, net	362.3	321.4
Income tax receivable	4.3	7.5
Guaranteed notes receivable	50.2	39.7
Investments in repurchase agreements	—	137.5
Other current assets	90.7	76.8

Total Current Assets	2,131.1	2,394.2
Property, plant and equipment, net	542.4	522.3
Goodwill	814.3	834.7
Deferred tax assets	213.3	211.1
Investments in unconsolidated joint ventures	9.5	6.5
Intangible assets, net	251.0	266.6
Other assets	76.6	88.0

Total Assets	$4,038.2	$4,323.4

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$277.8	$386.5
Accounts payable	253.6	258.1
Accrued payroll	118.0	130.4
Current portion of warranties	29.9	29.5
VAT payable	19.8	18.2
Accrued expenses	80.7	81.6
Promotion and customer incentives	26.7	24.3
Accrued income tax	58.5	56.2
Other accrued liabilities	71.2	88.5

Total Current Liabilities	936.2	1,073.3
Long-term debt	861.7	1,023.3
Pension and post-retirement benefits	693.1	700.7
Deferred tax liabilities	70.7	75.3
Long-term income tax liabilities	151.5	166.8
Other liabilities	88.1	82.9

Total Liabilities	2,801.3	3,122.3

Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 79,013,366 in 2018; 78,937,828 in 2017; and shares outstanding: 52,167,328 in 2018; 53,735,486 in 2017	0.8	0.8
Capital surplus	893.7	883.2
Treasury stock, at cost: 26,846,038 shares in 2018; 25,202,342 shares in 2017	(2,069.4)	(1,861.3)
Retained earnings	2,846.3	2,563.2
Accumulated other comprehensive loss	(516.1)	(464.5)

Total Shareholders’ Equity	1,155.3	1,121.4
Noncontrolling interests	81.6	79.7

Total Equity	1,236.9	1,201.1

Total Liabilities and Equity	$4,038.2	$4,323.4

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in millions)	2018	2017	2018	2017
Operating Activities
Net income including noncontrolling interests	$79.8	$74.3	$295.8	250.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	25.2	21.1	73.1	60.7
Impairment of non-marketable equity securities	5.5	—	5.5	—
Amortization of intangibles	6.8	5.2	21.0	15.3
Equity in earnings of unconsolidated joint ventures, net of dividends received	0.1	0.6	(0.7)	0.5
Non-cash stock compensation	4.0	3.4	15.2	13.1
Non-cash interest expense and debt issuance cost amortization	1.8	5.7	10.9	16.5
Deferred income tax benefit	(3.0)	(7.6)	(5.6)	(17.1)
Pension and post-retirement benefit expense	15.4	14.1	47.5	43.4
Foreign currency effects on changes in monetary assets/liabilities	(4.1)	(2.4)	(4.4)	(10.6)
Unrealized (gain)/ loss on revaluation of foreign currency forward contracts	(1.2)	(0.9)	1.9	0.1
Loss on debt extinguishment	—	—	2.3	—
Other	(0.8)	(0.1)	0.4	(0.1)
Changes in assets and liabilities:
Accounts receivable, net	29.3	(33.7)	(10.3)	(117.9)
Inventories, net	(28.2)	(24.5)	(55.4)	(30.2)
Accounts payable	3.2	16.4	—	26.3
Other accrued liabilities and taxes	10.1	(7.0)	(25.7)	(13.2)
Other current and long-term assets	(3.1)	11.1	(38.8)	8.0
Other long-term liabilities	(0.9)	14.0	(12.8)	(1.7)
Pension and post-retirement benefit contributions	(5.5)	(5.6)	(19.4)	(16.7)

Net cash provided by operating activities:	134.4	84.1	300.5	226.6

Investing Activities
Purchases of property, plant and equipment	(34.2)	(21.5)	(83.8)	(57.1)
Investments in capitalized software	(3.3)	(1.6)	(9.0)	(4.6)
Purchases of short-term investments and repurchase agreements	(118.9)	(120.8)	(388.7)	(402.8)
Sales and maturities of short-term investments and repurchase agreements	221.6	81.4	372.7	286.2
Investments in unconsolidated joint ventures and non-marketable securities	(0.9)	—	(3.1)	—
Acquisition of businesses	—	(141.7)	(8.6)	(141.7)

Net cash provided/(used) by investing activities:	64.3	(204.2)	(120.5)	(320.0)

Financing Activities
Borrowings of long-term debt	—	—	368.5	25.3
Net repayments of long-term debt	—	—	(500.0)	(25.0)
Net borrowings / (repayments) of short-term debt	80.8	137.4	(114.3)	137.4
Purchases of treasury stock	(90.2)	—	(210.1)	(120.0)
Taxes withheld and paid on employee stock award vestings	(0.2)	(0.6)	(4.9)	(4.8)
Dividends to noncontrolling interest holders	(2.7)	(2.3)	(5.7)	(5.8)
Proceeds from exercise of stock options	—	0.7	0.5	4.5

Net cash (used)/provided by financing activities:	(12.3)	135.2	(466.0)	11.6

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(9.2)	17.4	(23.0)	72.5
Net increase/(decrease) in cash, cash equivalents and restricted cash	177.2	32.5	(309.0)	(9.3)
Cash, cash equivalents and restricted cash at Beginning of Period	655.3	820.7	1,141.5	862.5

Cash, cash equivalents and restricted cash at End of Period	$832.5	$853.2	$832.5	$853.2

WABCO HOLDINGS INC. AND SUBSIDIARIES

Three Months Ended September 30, 2018 Data Supplement Sheet (Unaudited)

	Three Months Ended September 30,
(Amounts in millions, except per share data)	2018	% of Sales/ Adj Sales	2017	% of Sales/ Adj Sales	Chg vs. 2017	% Chg vs. 2017
Sales
Reported	$914.8		$827.8		$87.0	10.5%
Foreign exchange translational effects	23.9		—		23.9

Adjusted Sales	$938.7		$827.8		$110.9	13.4%

Gross Profit
Reported	$275.1	30.1%	$249.6	30.2%	$25.5	10.2%
Streamlining costs	1.9		6.5		(4.6)

Performance Gross Profit	$277.0	30.3%	$256.1	30.9%	$20.9	8.2%
Foreign exchange translational effects	5.6		—		5.6

Adjusted Gross Profit	$282.6	30.1%	$256.1	30.9%	$26.5	10.3%

Operating Expenses
Reported	$168.1	18.4%	$156.4	18.9%	$11.7	7.5%
Streamlining costs	(3.5)		(0.6)		(2.9)
Separation costs	(0.2)		(12.2)		12.0
Acquisition related costs	(4.5)		(7.5)		3.0

Performance Operating Expenses	$159.9	17.5%	$136.1	16.4%	$23.8	17.5%
Foreign exchange translational effects	3.2		—		3.2

Adjusted Operating Expenses	$163.1	17.4%	$136.1	16.4%	$27.0	19.8%

Operating Income
Reported	$107.0	11.7%	$93.2	11.3%	$13.8	14.8%
Streamlining costs	5.4		7.1		(1.7)
Separation costs	0.2		12.2		(12.0)
Acquisition related costs	4.5		7.5		(3.0)

Performance Operating Income	$117.1	12.8%	$120.0	14.5%	$(2.9)	-2.4%
Foreign exchange translational effects	2.4		—		2.4

Adjusted Operating Income	$119.5	12.7%	$120.0	14.5%	$(0.5)	-0.4%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$74.5		$69.8		$4.7	6.7%
Income tax expense	13.5		14.4		(0.9)
Interest expense, net	0.7		3.7		(3.0)

EBIT	$88.7	9.7%	$87.9	10.6%	$0.8	0.9%
Streamlining costs	5.4		7.1		(1.7)
Separation costs	1.1		13.0		(11.9)
Acquisition related costs (1)	10.0		7.5		2.5

Performance EBIT (Earnings Before Interest and Taxes)	$105.2	11.5%	$115.5	14.0%	$(10.3)	-8.9%

Pre-Tax Income
Reported Net Income Attributable to Company	$74.5		$69.8		$4.7
Income tax expense	13.5		14.4		(0.9)

Pre-Tax Income Attributable to Company	$88.0		$84.2		$3.8
Streamlining costs	5.4		7.1		(1.7)
Separation costs	1.1		13.0		(11.9)
Acquisition related costs (1)	10.0		7.5		2.5

Performance Pre-Tax Income Attributable to Company	$104.5		$111.8		$(7.3)

Tax rate on a reported basis	14.5%		16.2%
Tax rate on a performance basis	10.0%		17.7%

	Three Months Ended September 30,
(Amounts in millions, except per share data)	2018	% of Sales/ Adj Sales	2017	% of Sales/ Adj Sales	Chg vs. 2017	% Chg vs. 2017

Net Income Attributable to Company
Reported Net Income Attributable to Company	$74.5		$69.8		$4.7
Streamlining costs	5.4		7.1		(1.7)
Separation costs	1.1		13.0		(11.9)
Acquisition related costs (1)	10.0		7.5		2.5
Tax items (2)	3.1		(5.4)		8.5

Performance Net Income Attributable to Company	$94.1		$92.0		$2.1

Net Income Attributable to Company per Diluted Common Share	$1.41		$1.30
Performance Net Income Attributable to Company per Diluted Common Share	$1.78		$1.71

Common Shares Outstanding - Diluted	52.8		53.9

Incremental Gross Profit and Operating Income Margin	Gross Profit	Operating Income
Increase in adjusted sales from ‘17	110.9	110.9
Increase in adjusted income from ‘17	26.5	(0.5)

Incremental Income as a % of Sales	23.9%	-0.5%
Less: YoY Transactional Foreign Exchange (FX) Impact		(0.4)

Increase in adjusted income from ‘17 excluding transactional FX impact		(0.9)
Incremental income excluding transactional FX as a % of Sales		-0.8%

(1)	Acquisition related costs include an impairment of a non-marketable equity securities
(2)	The tax impacts calculated are based on the statutory tax rate applicable to the item being adjusted for the jurisdiction from which the adjustment arises.

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Nine Months Ended September 30, 2018 Data Supplement Sheet (Unaudited)

	Nine Months Ended September 30,
(Amounts in millions, except per share data)	2018	% of Sales/ Adj Sales	2017	% of Sales/ Adj Sales	Chg vs. 2017	% Chg vs. 2017
Sales
Reported	$2,919.4		$2,370.1		$549.3	23.2%
Foreign exchange translational effects	(102.8)		—		(102.8)

Adjusted Sales	$2,816.6		$2,370.1		$446.5	18.8%

Gross Profit
Reported	$894.4	30.6%	$737.2	31.1%	$157.2	21.3%
Streamlining costs	1.8		5.6		(3.8)

Performance Gross Profit	$896.2	30.7%	$742.8	31.3%	$153.4	20.7%
Foreign exchange translational effects	(41.3)				(41.3)

Adjusted Gross Profit	$854.9	30.4%	$742.8	31.3%	$112.1	15.1%

Operating Expenses
Reported	$493.9	16.9%	$427.1	18.0%	$66.8	15.6%
Streamlining costs	(3.9)		(2.8)		(1.1)
Separation costs	(0.7)		(12.9)		12.2
Acquisition related costs	(13.3)		(16.5)		3.2

Performance Operating Expenses	$476.0	16.3%	$394.9	16.7%	$81.1	20.5%
Foreign exchange translational effects	(20.9)		—		(20.9)

Adjusted Operating Expenses	$455.1	16.2%	$394.9	16.7%	$60.2	15.2%

Operating Income
Reported	$400.5	13.7%	$310.1	13.1%	$90.4	29.2%
Streamlining costs	5.7		8.4		(2.7)
Separation costs	0.7		12.9		(12.2)
Acquisition related costs	13.3		16.5		(3.2)

Performance Operating Income	$420.2	14.4%	$347.9	14.7%	$72.3	20.8%
Foreign exchange translational effects	(20.4)		—		(20.4)

Adjusted Operating Income	$399.8	14.2%	$347.9	14.7%	$51.9	14.9%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$279.6		$237.8		$41.8	17.6%
Income tax expense	63.3		43.7		19.6
Interest expense, net	6.8		11.6		(4.8)

EBIT	$349.7	12.0%	$293.1	12.4%	$56.6	19.3%
Streamlining costs	5.7		8.4		(2.7)
Separation costs	3.4		15.4		(12.0)
Acquisition related costs (1)	18.8		16.5		2.3

Performance EBIT (Earnings Before Interest and Taxes)	$377.6	12.9%	$333.4	14.1%	$44.2	13.3%

Pre-Tax Income
Reported Net Income Attributable to Company	$279.6		$237.8		$41.8
Income tax expense	63.3		43.7		19.6

Pre-Tax Income Attributable to Company	$342.9		$281.5		$61.4
Streamlining costs	5.7		8.4		(2.7)
Separation costs	3.4		15.4		(12.0)
Acquisition related costs (1)	18.8		16.5		2.3

Performance Pre-Tax Income Attributable to Company	$370.8		$321.8		$49.0

Tax rate on a reported basis	17.6%		14.9%
Tax rate on a performance basis	17.1%		18.0%

	Nine Months Ended September 30,
(Amounts in millions, except per share data)	2018	% of Sales/ Adj Sales	2017	% of Sales/ Adj Sales	Chg vs. 2017	% Chg vs. 2017

Net Income Attributable to Company
Reported Net Income Attributable to Company	$279.6		$237.8		$41.8
Streamlining costs	5.7		8.4		(2.7)
Separation costs	3.4		15.4		(12.0)
Acquisition related costs (1)	18.8		16.5		2.3
Tax items (2)	(0.2)		(14.2)		14.0

Performance Net Income Attributable to Company	$307.3		$263.9		$43.4

Net Income Attributable to Company per Diluted Common Share	$5.24		$4.39
Performance Net Income Attributable to Company per Diluted Common Share	$5.75		$4.87

Common Shares Outstanding - Diluted	53.4		54.2

Incremental Gross Profit and Operating Income Margin	Gross Profit	Operating Income
Increase in adjusted sales from ‘17	446.5	446.5
Increase in adjusted income from ‘17	112.1	51.9

Incremental Income as a % of Sales	25.1%	11.6%
Less: YoY Transactional Foreign Exchange (FX) Impact		11.2

Increase in adjusted income from ‘17 excluding transactional FX impact		63.1
Incremental income excluding transactional FX as a % of Sales		14.1%

(1)	Acquisition related costs include an impairment of a non-marketable equity securities
(2)	The tax impacts calculated are based on the statutory tax rate applicable to the item being adjusted for the jurisdiction from which the adjustment arises.

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2018 Guidance

(Unaudited)

(Amounts in millions, except per share data)
Full Year 2018 Guidance
Sales

Reported Sales	$3,850.0 - $3,900.0
(1 Euro = 1.187 USD)

Operating Income

Reported Operating Income Margin	13.50% - 13.70%
Streamlining cost, impact to margin	0.2%
Separation costs, impact to margin	0.0%
Acquisition related items, impact to margin	0.5%

Performance Operating Income Margin	14.2% - 14.4%

Net Income Attributable to Company

Reported Net Income Attributable to Company	$382.1 - $392.7
Streamlining cost	8.0
Separation costs	4.5
Acquisition related items (1)	23.0
Tax items (2)	(11.7)

Performance Net Income Attributable to Company	$405.9 - $416.5

Reported Net Income Attributable to Company per Diluted Common Share (2)	$7.20 - $7.40

Performance Net Income Attributable to Company per Diluted Common Share	$7.65 - $7.85

Diluted common shares outstanding	~ 53.1

(1)	Acquisition related costs include an impairment of a non-marketable equity securities
(2)	Includes the tax impacts of the above items, calculated based on the statutory tax rates applicable to each adjustment for the jurisdiction from which the adjustment arises.

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.